Pricing Supplement No. 1 dated               Rule 424(b)(3)
January 16, 1996 (To Prospectus              Registration Statement No. 33-60345
dated August 10, 1995 and Prospectus
Supplement dated November 29, 1995)




                                 GEORGIA POWER COMPANY
                         a subsidiary of The Southern Company

                                 First Mortgage Bonds
                              Secured Medium-Term Notes
                     Due From One to 40 Years From Date of Issue



                    Principal Amount:                      $10,000,000
                    Issue Price:                                  100%
                    Original Issue Date:              January 19, 1996
                    Stated Maturity:                  December 1, 2005
                    Interest Rate:                               6.07%
                    Interest Payment Dates:      June 1 and December 1
                    Form:                                   Book-Entry
                    Agent's Discount or Commission:              .625%




               The Fixed Rate Notes offered hereby may not be redeemed and are not subject to repayment or repurchase prior to Stated Maturity.

               The Company has agreed to sell the Notes offered hereby through Salomon Brothers Inc.